UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

N2OFF, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NITO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 13, 2024, N2OFF, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). As of the close of business on September 18, 2024, the record date for the Annual Meeting, there were 9,530,515 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued and outstanding, each of which was entitled to one vote per share.

At the Annual Meeting, the holders of 3,923,277 shares of the Common Stock, equivalent to approximately 41.16% of the outstanding shares entitled to vote at the Annual Meeting, were represented in person or by proxy at the Annual Meeting, constituting a quorum. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

Proposal #1. The Director Election Proposal. Proposal No. 1 was to reelect Eliahou Arbib and Udi Kalifi, two class III directors nominated for re-election, each to serve a three-year term or until their successors are elected and qualified, on the Company’s board of directors (the “Board”). This proposal was approved as follows:

Director	For	Against	Abstain
(a) Eliahou Arbib	3,838,521	71,222	13,534
(b) Udi Kalifi	3,838,521	71,222	13,534

Proposal #2. The 2022 Share Incentive Plan Amendment Proposal. Proposal No. 2 was to approve an increase in shares available for issuance under the Company’s 2022 Share Incentive Plan (the “2022 Plan”). This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
2,861,839	1,050,022	11,416	0

Proposal #3. The Authorized Capital Increase Proposal. Proposal No. 3 was to approve a grant of discretionary authority to the Board to amend the articles of incorporation of the Company, as amended, to increase the aggregate number of authorized shares of its capital stock, from five hundred million (500,000,000) shares, consisting of four hundred million ninety-five thousand (495,000,000) shares of Common Stock and five million (5,000,000) shares of preferred stock, to ten billion five million (10,005,000,000) shares, consisting of ten billion (10,000,000,000) shares of Common Stock and five million (5,000,000) shares of preferred stock. Under Section 78.390 of the Nevada Revised Statutes, stockholders holding a majority of the outstanding voting power of the Company is required to approve this proposal, and accordingly this proposal was not approved:

For	Against	Abstain	Broker Non-Votes
2,886,707	1,024,326	12,244	0

Proposal #4. The Advisory Vote on Grant of Shares Proposal. Proposal No. 4 was to approve, on an advisory basis, the grant of shares to members of the Board, under the 2022 Plan, and subject to the approval of Proposal 2. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
2,805,928	997,535	119,814	0

Proposal #5. The Auditor Appointment Proposal. Proposal No. 5 was to ratify the appointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent auditors for the fiscal year ended December 31, 2024. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
3,862,499	47,679	13,099	0

Proposal #6. The Equity Issuance Proposal. Proposal No. 6 was to approve the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Common Stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d). This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
2,882,450	1,028,002	12,825	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N2OFF, Inc.

Date: November 13, 2024	By:	/s/ Lital Barda
	Name:	Lital Barda
	Title:	Chief Financial Officer